UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 August 14, 2001
                Date of Report (Date of earliest event reported)

                               PARC CAPITAL CORP.
             (Exact name of registrant as specified in its charter)

           Delaware                                         13-4079042
           ---------                                    ------------------
(State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                         Identification No.)

39 Broadway, Suite 2250
New York, New York                                             10006
-------------------------                                    ----------
(Address of principal executive offices)                     (Zip Code)

                                 (212) 425-8200
               Registrant's telephone number, including area code


          -------------------------------------------------------------
         (Former name or former address, if changed since last report.)

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ITEM 1. CHANGE OF CONTROL OF REGISTRANT.

On August 8, 20001, TM Capital Partners, LLC ("TM Capital"), which is owned partially by Mark Elenowitz and Louis Taubman, and held approximately 95% of the Company's shares of Common Stock, sold its 4,750,000 shares of the Company's Common Stock to Cyber Vision Global Ventures Holdings Limited ("Cyber Vision") in exchange for $30,000.

This Stock Purchase closed effective August 8, 2001. Prior to the Stock Purchase, the Company only had one class of voting stock outstanding, its Common Stock. The authorized capital stock of the Company consists of 10,000,000 shares of Common Stock, par value $.0001 per share. The Company currently has issued and outstanding 5,000,000 shares of Common Stock, par value $0.0001 per share. Of those 5,000,000 shares of Common Stock, 4,750,000 were held by TM Capital. Each outstanding share is entitled to one vote.

Pursuant to the Stock Purchase Agreement, approximately 95% of the Company's Common Stock will be held by Cyber Vision. Approximately 5% of the Company's Common Stock will be held by the Company's present shareholders. As a result of Cyber Vision owning the 95% of the Company's issued, outstanding and voting stock, it will control the Company's business affairs.

Cyber Vision has not yet informed the Company as to whether it intends to commence operations or in what industry it will seek to develop the Company's business. Mark Elenowitz and Louis Taubman have agreed to remain officers and directors of the Company until Cyber Vision announces their successors.

DIRECTORS AND EXECTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS; COMPLAINCE WITH
SECTION 16(a) OF THE EXCHANGE ACT.

Set forth below are the names of our directors and officers, all positions and offices with held with us, the period during which he has served as such, and the business experience during at least the last five years:

Name                      Age           Positions and Offices Held
----                      ---           --------------------------
Mark Elenowitz            31            President, Treasurer and Director

Louis Taubman             33            Secretary and Director


     There are no agreements or understandings for the officers or directors to resign at the request of another person and the above-named officers and directors are not acting on behalf of nor will act at the direction of any other person.

     Set forth below are the names of our directors and officers, all positions and offices with held with us, the period during which he has served as such, and the business experience during at least the last five years:

Mark Elenowitz, 31, has served as our President, Treasurer and as a Director since our inception, and has extensive financial experience within the marketplace, including experience in corporate finance, mergers and acquisitions, and marketing. Mr. Elenowitz earned his Series 7 and 63 broker licenses and held a Series 24 license while employed as branch manager at Tamaron Investments. Mr. Elenowitz is also Co-Chairman Managing Director of VentureNow, Inc., a private venture capital company, a Managing Director of Invoke Distribution, an international direct marketing company, and President of Investor Communications Company, LLC, an investor relations firm. Mr. Elenowitz has also served as Vice President of Investor Relations for Quest International Resources Corporation, a public natural resource exploration company. Previously, Mr. Elenowitz was Vice President of Sales at Josephthal, Lyon & Ross, Inc., a NYSE member firm. Mr. Elenowitz is a graduate of the University of Maryland College of Business and Management, with a Bachelor of Science in Finance.

Louis E. Taubman, 33, has served as our Secretary and as a Director since our inception. Mr. Taubman is a partner in the New York law firm of Kogan Taubman & Neville, LLC, a boutique securities firm. Before joining Kogan Taubman & Neville, Mr. Taubman maintained a private practice wherein he provided general corporate and securities counsel to various developmental stage businesses. Prior to that, Mr. Taubman served as an attorney in the legal department of Prudential Securities, Inc. Mr. Taubman provides counsel to both issuers and underwriters with regard to public and private finance, mergers and acquisitions. Additionally, Mr. Taubman has litigated matters in various federal and state courts, as well as before such self-regulatory bodies as the NASD, NFA and NYSE. Mr. Taubman graduated cum laude from New York Law School in 1993 and holds a Bachelor of Science degree in Political Science from Syracuse University.

SECURITY OWNERSHIP OF MANAGEMENT, AFFILIATES, AND 5% BENEFICIAL OWNERS.

The following table sets forth information concerning the beneficial ownership of the Company's Common Stock following the Stock Purchase by (i) each person who will be a beneficial owner of more than 5% of the issued and outstanding stock of the Company; (ii) the officers and directors of the Company; and (iii) the designee officers and directors as a group.

Name and Address                   Amount of Beneficial           Percentage
of Beneficial Owner                     Ownership                  of Class
-------------------                -------------------            ----------
Cyber Vision                            4,750,000                     95%

Mark Elenowitz                            125,000                    2.5%
(President, Treasurer
and Director)
15425 Shady Grove Road
Suite 400
Rockville, MD 20850

Louis Taubman                             125,000                    2.5%
(Secretary and Director)
39 Broadway, Suite 2250
New York, NY 10006

All Executive Officers and
Directors as a Group                      250,000                     5%

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ITEM 2. ACQUISITION AND DISPOSITION OF ASSETS.

Not applicable.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

Not Applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not applicable.

ITEM 5. OTHER EVENTS

Not applicable.

ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS

Not applicable.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

10.1        Stock Purchase Agreement dated August 8, 2001

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               PARC CAPITAL CORP.

August 14, 2001
                                               By: /s/ MARC ELENOWITZ,
                                                   ----------------------
                                                   Marc Elenowitz, President